Exhibit 10.4

PROMISSORY NOTE, DATED MAY 10, 2011

FROM J.F. SHEA CO., INC. TO SHEA HOMES, INC.

$38,915,425.06	May 10, 2011

FOR VALUE RECEIVED, J.F. SHEA CO., INC., a Nevada corporation (hereinafter referred to as the “Company”), hereby promises to pay to the order of SHEA HOMES, INC., a Delaware corporation (the “Lender”), or its assigns (hereinafter referred to as the “Holder”), the principal sum of Thirty-Eight Million Nine Hundred Fifteen Thousand Four Hundred Twenty-Five and 06/100 Dollars ($38,915,425.06), or so much thereof as remains outstanding from time to time and interest thereon as provided below. Payment of the principal of and interest on this Note will be made at the Company’s election either in currency of the United States of America as at the time of payment is legal tender for payment of public and private debts or in kind (valued at the fair market value thereof), at such address or to such account, as applicable, as shall be designated to the Company by the Holder.

This Note evidences certain intercompany receivables due to the Lender from the Company in existence on the date hereof after giving effect to certain repayments and asset contributions consummated contemporaneously herewith.

SECTION 1. Definitions. As used herein, the following terms will be deemed to have the meanings set forth below:

“Business Day” means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

“Company” has the meaning set forth in the introductory paragraph of this Note and includes any Person that succeeds to or assumes the obligations of the Company under this Note.

“Coupon Rate” means a rate per annum equal to 4.0%.

“Maturity Date” means May 15, 2019.

“Note” means this promissory note issued by the Company.

“Person” means any person, corporation, general or limited partnership, joint venture, trust, limited liability company, association or other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

SECTION 2. Payments. (a) The principal amount of this Note may be repaid from time to time at the option of the Company without penalty or premium. Any such optional prepayment shall be applied to the outstanding principal amount of this Note in the manner designated by the Company.

(b) The Company shall repay this Note in equal quarterly installments of interest and principal in the aggregate amount of One Million Four Hundred Twenty-Seven Thousand Sixty-Three and 11/100 Dollars ($1,427,063.11) on the 15th day of February, May, August and November of each calendar year, commencing with August 15, 2011. In addition, on August 15, 2011 the Company shall pay additional interest in the amount of $21,619.68 for a total payment on August 15, 2011 of

$1,448,682.79. The foregoing notwithstanding, the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon, shall be repaid in full on the Maturity Date. Interest on this Note and the amounts payable hereunder shall be computed on the basis of a 365- or 366-day year and the actual number of days elapsed (including the first and excluding the last day of the period).

SECTION 3. Acceleration. In the event the Company fails to make any payment hereunder when due and payable, and such failure continues for ten (10) Business Days following notice thereof to the Company by the Holder, the entire principal balance of this Note, together with all accrued and unpaid interest payable hereunder, shall, at the Holder’s election, immediately become due and payable, without presentment, notice, or demand of any kind.

SECTION 4. Miscellaneous.

(a) Any notice required by the provisions of this Note shall be given in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by prepaid telex, telefacsimile, or telegram (with messenger delivery specified) to the Holder at such address as the Holder may from time to time designated to the Company in writing, or to the Company at its address set forth on the signature page hereof. All notices sent in accordance with this section shall be deemed received on the earlier of the date of actual receipt or three (3) Business Days after the deposit thereof in the mail.

(b) In no event shall the interest rate or rates payable under this Note exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. The Company by its issuance hereof and the Holder by its acceptance hereof intend to legally agree upon the rate of interest and manner of payments stated herein; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum rate allowable under applicable law, then, ipso facto as of the date of this Note, the Company is and shall be liable only for the payment of such maximum amount as allowed by law, and payment received from the Company in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of this Note to the extent of such excess.

(c) The Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand, and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

(d) THE VALIDITY OF THIS NOTE, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE COMPANY AND THE HOLDER HEREOF WITH RESPECT TO MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE COMPANY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA OR, AT THE SOLE OPTION OF THE HOLDER HEREOF, IN ANY OTHER COURT IN WHICH THE HOLDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. THE COMPANY WAIVES, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS PARAGRAPH. THE COMPANY HEREBY FURTHER WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF

ACTION BASED UPON OR ARISING OUT OF THIS NOTE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE COMPANY REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(e) This Note shall be binding upon the successors and assigns of the Company and inure to the benefit of Holder and its successors, endorsers and assigns; provided, however, that the Company may not assign this Note without the prior written consent of the Holder and any assignment in violation hereof shall be void ab initio.

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IN WITNESS WHEREOF, the undersigned have executed this Note effective as of the date first above written.

J.F. SHEA CO., INC., a Nevada corporation

By:	/s/ James G. Shontere

Name:	James G. Shontere

By:	/s/ Robert O’Dell

Name:	Robert O’Dell

Address for Notices:

J.F. Shea Co., Inc.

655 Brea Canyon Road

Walnut, California 91789

Attention: James G. Shontere

Facsimile No.: (909) 869-0849

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